UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 17, 2010 (February 17, 2010)

Education Realty Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-32417	20-1352180
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 Oak Court Drive, Suite 300 Memphis, Tennessee	38117
(Address of Principal Executive Offices)	(Zip Code)

901-259-2500

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2010, the Board of Directors (the “Board”) of Education Realty Trust, Inc. (the “Company”) increased the size of its membership from six to seven members and elected Howard A. Silver to fill the vacancy created and to serve as a director, effective immediately, until the Company’s 2010 Annual Meeting of Stockholders and until his successor is duly elected and qualified. Mr. Silver was elected pursuant to the Amended and Restated Bylaws of the Company which provide that the Board has the sole authority to fill any vacancy on the Board. Mr. Silver was appointed to serve as a member of the Compensation Committee and the Nominating and Corporate Governance Committee of the Board. There were no arrangements or understandings between Mr. Silver and any person pursuant to which he was elected a director. A description of the compensation payable to members of the Company’s Board was included in the Company’s Proxy Statement filed with the Securities and Exchange Commission on April 7, 2009.

Mr. Silver, age 55, is currently the lead independent director of CapLease, Inc. (NYSE:LSE), a public triple net lease real estate investment trust, and serves as chairman of the audit committee and a member of the nomination and investment committees. Additionally, Mr. Silver is a director of Great Wolf Resorts, Inc. (NASDAQ:WOLF), a family entertainment resort company, where he serves as chairman of the audit committee and a member of the compensation committee. From May 1994 until October 2007, Mr. Silver held various executive positions with Equity Inns, Inc., a NYSE-listed real estate investment trust which was sold to Whitehall Global Real Estate Funds. At the time of the sale, Mr. Silver held the positions of chief executive officer and president and was also a director of Equity Inns, and he had previously held the positions of chief operating officer, executive vice president of finance, secretary, treasurer and chief financial officer. From 1992 until 1994, Mr. Silver served as chief financial officer of Alabaster Originals, L.P., a fashion jewelry wholesaler.  Mr. Silver has been a certified public accountant since 1980 and was employed by Ernst & Young LLP from 1987 to 1992 and by Coopers & Lybrand L.L.P. from 1978 to 1986.

In connection with Mr. Silver’s election to the Board, the Company and Mr. Silver will enter into an Indemnification Agreement (the “Indemnification Agreement”). Pursuant to the terms of the Indemnification Agreement, the Company will be required to indemnify and advance expenses to Mr. Silver to the fullest extent permitted by Maryland law if he is or is threatened to be made a party to a proceeding by reason of his status as a director of the Company. The foregoing description of the Indemnification Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Indemnification Agreement, a copy of which was filed as Exhibit 10.4 to the Company’s Registration Statement on Form S-11 (File No. 333-119264) on November 4, 2004 and which is incorporated herein by reference.

Item 7.01.  Regulation FD Disclosure.

On February 17, 2010, the Company issued a press release announcing the election of Mr. Silver to the Board. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Press Release dated February 17, 2010

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDUCATION REALTY TRUST, INC.

Date: February 17, 2010	By:	/s/ J. Drew Koester
J. Drew Koester Vice President, Assistant Secretary and Chief Accounting Officer

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INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release dated February 17, 2010